                                                                  EXHIBIT 99(x)


CGU CORPORATION
(A Wholly-Owned Subsidiary of CGNU plc)
Consolidated Balance Sheets
As of May 31, 2001 and December 31, 2000
(dollars in millions, except for per share amounts)


------------------------------------------------------------------------------------------------------------
                                                                      MAY 31, 2001         DECEMBER 31, 2000
                                                                      (UNAUDITED)
ASSETS
Fixed maturity investments, at fair value (amortized
   cost $6,082.5 and $7,995.4)                                $           6,138.7     $             8,154.3
Common equity securities, at fair value (cost $33.8
   and $474.5)                                                               35.0                     765.2
Preferred equity securities, at fair value
   (cost $119.8 and $116.5)                                                 142.7                     146.9
Short-term investments, at amortized cost (which
   approximates fair value)                                                 574.5                     321.2
Other investments                                                            38.4                      98.8
                                                              --------------------    ----------------------

       Total investments                                                  6,929.3                   9,486.4

Cash                                                                      2,292.5                      45.8
Insurance balances receivable                                             1,262.3                   1,419.5
Reinsurance recoverable on paid and unpaid losses                         1,596.3                   1,558.2
Deferred policy acquisition costs                                           336.7                     420.8
Net deferred federal income taxes                                           188.1                     107.3
Other assets                                                                640.0                     668.3
Net assets of discontinued operations                                       500.9                     503.8
                                                              --------------------    ----------------------

       Total assets                                           $          13,746.1     $            14,210.1
                                                              ====================    ======================

LIABILITIES
Loss and loss adjustment expense reserves                     $           6,906.1     $             6,982.7
Unearned insurance premiums                                               1,897.7                   2,042.5
Long-term debt                                                            1,103.2                   1,113.9
Accounts payable and other liabilities                                      848.0                     872.3
                                                              --------------------    ----------------------

       Total liabilities                                                 10,755.0                  11,011.4
                                                              --------------------    ----------------------

SHAREHOLDERS' EQUITY
Common stock, $1.00 par value; authorized 100,000
     shares, 16,022 shares outstanding                                          -                         -
Additional paid-in capital                                                  753.2                     753.2
Retained earnings                                                         2,185.6                   2,135.7
Accumulated other comprehensive income                                       52.3                     309.8
                                                              --------------------    ----------------------

       Total shareholders' equity                                         2,991.1                   3,198.7
                                                              --------------------    ----------------------

       Total liabilities and shareholders' equity             $          13,746.1     $            14,210.1
                                                              ====================    ======================

CGU CORPORATION
(A Wholly-Owned Subsidiary of CGNU plc)
Consolidated Statements of Income and Comprehensive Income (Unaudited) For the Five Months Ended May 31, 2001 and for
The Six Months Ended June 30, 2000
(dollars in millions)


-------------------------------------------------------------------------------------------------------------------------
                                                             FIVE MONTHS       SIX MONTHS
                                                                ENDED            ENDED
                                                               MAY 31,          JUNE 30,
                                                                2001              2000
Revenues:
  Earned insurance premiums                                 $   1,906.9       $   2,157.0
  Net investment income                                           229.2             243.3
  Net realized gains from investment
    securities and other investments                              362.3              43.0
                                                            ------------      ------------

       Total revenues                                           2,498.4           2,443.3
                                                            ------------      ------------

Expenses:
  Losses and loss adjustment expenses                          (1,571.1)         (1,640.5)
  Underwriting and other operating expenses                      (783.5)           (642.6)
  Interest expense                                                (32.7)            (36.4)
                                                            ------------      ------------

       Total expenses                                          (2,387.3)         (2,319.5)
                                                            ------------      ------------

Pretax earnings                                                   111.1             123.8

Federal income tax provision                                      (55.5)            (24.0)
                                                            ------------      ------------

Net income from continuing operations                              55.6              99.8

  Income from discontinued operations                              17.8              14.3
  Loss on disposal of discontinued operations                     (23.5)                -
                                                            ------------      ------------

       Net income (loss) from discontinued operations              (5.7)             14.3
                                                            ------------      ------------

Net income                                                         49.9             114.1

Other comprehensive income (loss), net of tax:
  Change in net unrealized appreciation of
    investments                                                  (286.9)            (21.0)
  Change in foreign currency translation
    adjustment                                                     29.4               2.1
                                                            ------------      ------------

Comprehensive net income (loss)                             $    (207.6)      $      95.2
                                                            ============      ============

CGU CORPORATION
(A Wholly-Owned Subsidiary of CGNU plc)
Consolidated Statements of Cash Flows (Unaudited)
For the Five Months Ended May 31, 2001 and for
The Six Months Ended June 30, 2000
(dollars in millions)


------------------------------------------------------------------------------------------------------------
                                                                  FIVE MONTHS              SIX MONTHS
                                                              ENDED MAY 31, 2001      ENDED JUNE 30, 2000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $                49.9    $              114.1
  Adjustments to reconcile net income to net cash
    used in operating activities:
      Income from discontinued operations                                   (17.8)                  (14.3)
      Loss on disposal of discontinued operations                            23.5                       -
      Amortization of bond premium and discount                             (38.3)                   (3.4)
      Net realized gains from investment securities and
        other investments                                                  (362.3)                  (43.0)
      Depreciation and amortization                                           6.9                     8.6
      Deferred federal income taxes                                          60.9                    20.6
  Change in operating assets and liabilities:
      Reinsurance recoverable on paid and unpaid losses                     (38.1)                   96.3
      Deferred policy acquisition costs                                      84.1                   (25.4)
      Loss and loss adjustment expense reserves                             (76.6)                 (247.6)
      Unearned insurance premiums                                          (144.8)                  111.9
      Insurance balances receivable                                         157.2                  (245.1)
      Net change in other assets and liabilities                             64.1                   (36.9)
                                                            ----------------------   ---------------------

  Net cash used in operating activities                                    (231.3)                 (264.2)
                                                            ----------------------   ---------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investments                                               (7,639.0)               (2,666.9)
  Proceeds from the sales and maturities of
    investments                                                          10,389.5                 2,798.6
  Net (increase) decrease in short-term investments                        (253.3)                  165.9
  Net decrease in other invested assets                                       3.5                     5.2
  Purchases of equipment, net                                                (4.3)                  (34.4)
  Development of computer software                                           (7.7)                  (15.3)
                                                            ----------------------   ---------------------

Net cash provided by investing activities                                 2,488.7                   253.1
                                                            ----------------------   ---------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt                                               (10.7)                      -
                                                            ----------------------   ---------------------

Net cash used in financing activities                                       (10.7)                      -
                                                            ----------------------   ---------------------

Net increase (decrease) in cash                                           2,246.7                   (11.1)
Cash, beginning of period                                                    45.8                    50.8
                                                            ----------------------   ---------------------

Cash, end of period                                         $             2,292.5    $               39.7
                                                            ======================   =====================

CGU CORPORATION
(A Wholly-Owned Subsidiary of CGNU plc)
Notes to Consolidated Financial Statements (Unaudited)


1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

These interim consolidated financial statements include the accounts of CGU Corporation (CGU or the Company) and its subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Company is a wholly-owned subsidiary of CGNU plc, its ultimate parent. CGNU plc is a United Kingdom Company listed on the London Stock Exchange, and was formed on May 30, 2000, when CGU plc merged with Norwich Union plc to form CGNU plc.

The Company, through certain of its subsidiaries, is primarily engaged in underwriting and risk placement of property and casualty insurance business. The Company had also engaged, through certain other subsidiaries, in underwriting life insurance and annuities. The Company's primary subsidiaries are CGU Insurance Company and subsidiaries (Pennsylvania domiciled), Commercial Union Insurance Company and subsidiaries (Massachusetts domiciled), General Accident Insurance Company and subsidiaries (Pennsylvania domiciled), National Farmers Union Property and Casualty Company and subsidiary (Colorado domiciled) and Houston General Insurance Company and subsidiaries (Texas domiciled). As described in Note 4, the Company also conducted business through CGU Life Insurance Company of America and subsidiary (CGU Life), Pilot Insurance Company (Pilot), CGU Annuity Services Corporation (CGUAS) and CGU Investment Management Canada Limited (CGUIMC).

All significant intercompany transactions have been eliminated in consolidation. The financial statements include all adjustments considered necessary by management to fairly present the financial position, results of operations and cash flows of the Company, including those relating to the sale of the Company's U.S. property and casualty insurance operations. As described in Note 4 and Note 7, CGNU plc entered into a definitive agreement to sell its U.S. property and casualty insurance operations to a wholly-owned subsidiary of White Mountains Insurance Group, Ltd. (White Mountains). These interim financial statements may not be indicative of financial results for the full year and should be read in conjunction with the audited consolidated financial statements of the Company for the years ended December 31, 2000, 1999 and 1998 included in this Form 8-K as Exhibit No. 99 (w).

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain amounts in the prior period financial statements have been reclassified to conform with the current presentation. Refer to Exhibit 99 (w) on this Form 8-K for a complete discussion regarding the Company's significant accounting policies.

2. CHANGES IN ACCOUNTING PRINCIPLES

On January 1, 2001, Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), which establishes accounting and reporting standards for derivative instruments, became effective. SFAS No. 133 did not have a significant impact on the results of operations or financial position of the Company.

3. NEW AND PENDING ACCOUNTING PRONOUNCEMENTS

In September 2000, the Financial Accounting Standards Board (FASB) issued an exposure draft "Business Combinations and Intangible Assets" which proposed to eliminate the pooling-of-interests method of accounting, which would then require that purchase accounting be applied to all business combinations. In June 2001, the FASB issued its final rules under SFAS No. 141 entitled "Business Combinations" and SFAS No. 142 entitled "Goodwill and Other Intangible Assets". SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. With respect to deferred credits (i.e., negative goodwill), SFAS No. 141 calls for the recognition of all existing deferred credits arising from business combinations prior to July 1, 2001 through the income statement as a change in accounting principle on the first day of the fiscal year beginning after December 15, 2001, and requires deferred credits arising from business combinations for which the acquisition date was after June 30, 2001 to be immediately recognized through the income statement as an extraordinary gain. SFAS No. 142 sets forth new standards concerning accounting for deferred credits, goodwill and other intangible assets arising from business combinations. With respect to goodwill, SFAS No. 142 calls for the amortization of existing and prospective goodwill only when the asset acquired is deemed to have been impaired rather than systematically over a perceived period of benefit. SFAS No. 142 is effective for interim and annual periods beginning after December 15, 2001. The issuance of these accounting pronouncements does not impact the Company's results of operations or financial position for the periods presented.


4. DISCONTINUED OPERATIONS

On September 25, 2000, in connection with CGNU plc's decision to sell the Company to White Mountains, the Company agreed to sell, commensurate with the sale of its U.S. property and casualty insurance operations, four of its subsidiaries to its parent, CGNU plc. Included in the sale are CGU Life, Pilot, CGUAS and CGUIMC. In accordance with APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of a Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", the consolidated statements of income and comprehensive income for all periods presented include the results of CGU Life, Pilot, CGUAS and CGUIMC in income from discontinued operations. Included in the Company's results of operations for the five months ended May 31, 2001 is a provision for loss on disposal of discontinued operations of $23.5 million, recorded to adjust their carrying value to the expected proceeds from their sale.


5. UNPAID LOSS AND LOSS ADJUSTMENT RESERVES

The Company establishes loss and loss adjustment expense reserves that are estimates of amounts needed to pay claims and related expenses in the future for insured events that have already occurred. Reinsurance is an arrangement in which a reinsurance company (a reinsurer) contractually agrees to indemnify an insurance company for all or a portion of the insurance risks underwritten by the insurance company. The Company establishes estimates of amounts recoverable from its reinsurers in a manner consistent with the claim liability covered by the reinsurance contracts, net of an allowance for uncollectible amounts. Net insurance loss reserves represent loss and loss adjustment expense reserves reduced by reinsurance recoverable on unpaid losses.

In a broad sense, loss and loss adjustment expense reserves have two components: case reserves, which are reserves established within the claims function for claims that have been reported to the Company, and reserves established by management for claims incurred but not reported to the Company and for future development on claims that have been reported (collectively, IBNR). Case reserves are estimated based on the experience and knowledge of claims staff regarding the nature and potential cost of each claim. The Company's claims staff periodically adjusts case reserves as additional information becomes known or payments are made. Generally accepted actuarial methods are used to project estimates of IBNR. Actuaries use a variety of statistical and analytical methods to determine estimates of IBNR, which are based, in part, on historical claim reporting and payment patterns. In estimating IBNR, actuaries consider all available information, including historical experience, changes in business mix, coverage limits, changes in claims handling practices, pricing, reinsurance protections, inflation and the effects of legal, social and legislative trends on future claim payments. Management exercises judgment based upon its knowledge of its business, review of the outcome of actuarial studies, historical experience and other factors to record an estimate it believes reflects its expected ultimate unpaid loss and loss adjustment expenses and related reinsurance recoverables.

Regardless of the techniques used, estimation is inherent in the process of establishing unpaid loss reserves and related reinsurance recoverables as of any given date. Uncertainties in projecting ultimate claim amounts are magnified by the time lag between when a claim actually occurs and when it becomes reported and settled. This time lag is sometimes referred to as the "claim-tail". The claim-tail for most property coverages is typically short. The claim-tail for liability coverages, such as general and product liability, directors and officers liability, medical malpractice and workers' compensation, can be especially long as claims are often reported or settled years after the related occurrences. During the claims reporting and settlement period, additional facts regarding claims and trends become known which may cause the Company to adjust its estimate of its ultimate net loss and loss adjustment expense liability.

Loss and loss adjustment expense reserve estimates at the Company are subject to additional uncertainty as a consequence of numerous factors that occurred subsequent to the 1998 merger of the U.S. operations of General Accident plc (General Accident) and Commercial Union plc (Commercial Union), two companies with different underwriting and claims management philosophies and practices. Beginning in the mid-1990s, and continuing through the merger and the subsequent operational integration of General Accident and Commercial Union, the Company experienced an environment of significant change, both in its business and operations. Generally accepted actuarial techniques used to estimate reserves rely in large degree on projecting historical trends (such as patterns of claim development (i.e., reported claims and paid losses)) into the future. Accordingly, estimating reserves becomes more uncertain if business mix, case reserve adequacy, claims payment rates, coverage limits and other factors change over time. The breadth and depth of the business and operational changes that occurred at the Company (1) led to a wider range in the reserve estimates produced by a variety of actuarial loss reserving techniques, especially those that rely upon consistent claim development patterns, and (2) introduced greater complexity to the judgments required to be made by management in determining the impact of the business and operational changes on the development patterns used to estimate reserves.

Activity in the liability for unpaid loss and loss adjustment expenses is summarized as follows (dollars in millions):


                                                              AS OF                 AS OF
                                                           MAY 31, 2001         JUNE 30, 2000
Gross beginning balance                               $         6,982.7       $         6,368.8
   Less reinsurance recoverable on unpaid losses               (1,276.3)               (1,285.6)
                                                      ------------------      ------------------

Net beginning balance                                           5,706.4                 5,083.2
                                                      ------------------      ------------------

Incurred related to:
   Current year                                                 1,554.4                 1,640.5
   Prior years                                                     16.7                       -
                                                      ------------------      ------------------

Total incurred losses                                           1,571.1                 1,640.5
                                                      ------------------      ------------------

Total paid losses                                              (1,567.6)               (1,610.7)
                                                      ------------------      ------------------

Net ending balance                                              5,709.9                 5,113.0
   Plus reinsurance recoverable on unpaid losses                1,196.2                 1,008.2
                                                      ------------------      ------------------

Gross ending balance                                  $         6,906.1       $         6,121.2
                                                      ==================      ==================

6. CONTINGENCIES

a. LITIGATION

The Company has been named a defendant in various legal proceedings arising in the normal course of business. In the Company's opinion, based on the advice of legal counsel, the ultimate resolution of these proceedings will not have a material effect on the Company's consolidated financial statements. However, liabilities related to these proceedings could be established in the near term if estimates of the ultimate resolution of these proceedings are revised.

b. RESIDUAL MARKETS

As a condition to its licenses to do business in certain states, the Company must participate in various mandatory shared market mechanisms commonly referred to as "residual" or "involuntary" markets. These markets generally consist of risks considered to be undesirable from a standard or routine underwriting perspective. Each state dictates the levels of insurance coverage that is mandatorily assigned to participating insurers within these markets. The total amount of such business an insurer must accept in a particular state is generally based on that insurer's market share of voluntary business written within that state. In certain cases, the Company is obligated to write business from shared market mechanisms at a future date based on its historical market share of all voluntary policies written within that state. The actual underwriting results associated with this business have historically been, and are anticipated to continue to be, significantly worse than those policies underwritten by the Company in its core businesses, particularly with respect to private passenger automobile, commercial automobile and workers compensation lines of business.

The insurance laws of many states generally provide that property and casualty insurers doing business in those states belong to a statutory property and casualty guaranty association or workers compensation second injury funds. The purpose of guaranty associations is to protect policyholders by requiring that solvent property and casualty insurers pay certain insurance claims of insolvent insurers. These guaranty associations generally pay these claims by assessing solvent insurers proportionately based on the insurer's share of voluntary premiums written in the state.

ACCOUNTING FOR MANDATORY SHARED MARKET MECHANISMS
Premiums associated with market assignments to be written in the current period are recognized as revenues and are earned ratably over the terms of the related policies. Acquisition costs such as commissions, premium taxes, brokerage expenses and other costs which are directly attributable to and vary with the production of new business are deferred and amortized over the applicable premium recognition period. Deferred acquisition costs are limited to the amount expected to be recovered from future earned premiums and anticipated investment income. This limitation is referred to as a premium deficiency. A premium deficiency is recognized if the sum of expected loss and loss adjustment expenses, expected dividends to policyholders, unamortized acquisition costs, and maintenance costs exceeds related unearned premiums. A premium deficiency is recognized by charging any unamortized acquisition costs to expense to the extent required in order to eliminate the deficiency. If the premium deficiency exceeds unamortized acquisition costs then a liability is accrued for the excess deficiency.

The Company's market assignments are typically required to be written in the current period, however, in certain special cases the Company is required to accept policy assignments at a future date. The Company's residual market assignments to be written in the future primarily relate to private passenger automobile assigned risk exposures within the state of New York where several of the Company's insurance subsidiaries write voluntary automobile insurance. In doing so, these subsidiaries are obligated to accept assignments from the New York Automobile Insurance Plan (NYAIP), a residual insurance market that obtains personal automobile insurance for those individuals who cannot otherwise obtain insurance coverage in the voluntary insurance market. The share of involuntary written premium for policies assigned by the NYAIP to a particular insurer in a given year is based on the proportion of the total voluntary writings in the state of New York two years prior. Under the NYAIP, an insurance company can contractually transfer its NYAIP obligation to another insurance company. This process is called Limited Assigned Distribution (LAD), and the companies that assume this obligation are called LAD servicing carriers. LAD servicing carriers are paid fees to assume the insurance risk of NYAIP obligations, which are typically a percentage of the total premiums the LAD servicing carrier must write to fulfill the NYAIP obligation of the transferor company. In return, the LAD servicing carrier is contractually obligated to pay all loss and loss adjustment and other underwriting expenses related to the NYAIP assigned premiums of the transferor company, with no recourse to the transferor. Anticipated losses associated with future market assignments are recognized when the amount of such anticipated losses is determined to be probable and can be reasonably estimatable.

The ultimate amount of loss in the case of an NYAIP obligation is either (1) the total fees paid to a LAD servicing carrier to transfer the NYAIP obligation, (2) the excess of loss and loss adjustment expenses and other underwriting expenses to be paid over premiums to be collected from NYAIP assigned policies (if OneBeacon decided to write the assigned policies itself) net of applicable credits available under the program resulting from voluntary writings of qualifying policies or (3) some combination of (1) and (2). The ultimate amount of the loss is dependent on both direct and indirect future factors, including the claims experience of NYAIP policyholders, future increases or decreases in the premium rates which New York allows companies to charge NYAIP assigned policyholders, and the future entrance or exit of LAD servicing carriers to the LAD servicing market. Management regularly reviews and updates this obligation and any adjustments to the obligation are reflected in current operations. As of May 31, 2001, the Company's liability for obligations associated with NYAIP assignments resulting from voluntary business written in the preceding two-year period was $110.4 million.

ACCOUNTING FOR INSURANCE-RELATED ASSESSMENTS
Charges associated with insurance-related assessments are recognized as underwriting expenses when all of the following occur: (1) when an assessment is imposed or it is probable that an assessment will be imposed, (2) when the event obligating an entity to pay an assessment occurs and (3) when the amount of the assessment can be reasonably estimated.


7. SUBSEQUENT EVENTS

On June 1, 2001, in conjunction with the sale of its U.S. property and casualty insurance operations, the Company undertook a series of significant and related transactions with CGNU plc, including:

- The sale of the Company's discontinued operations to CGNU plc was completed. The Company received proceeds of $500.9 million from CGNU plc.

- The Company repaid $1.1 billion in intercompany debt to CGNU plc with proceeds from the sale of the Company's life insurance and Canadian operations to CGNU plc, the sale of certain other assets to CGNU plc and available cash. In addition, CGNU plc made a $200.0 million cash contribution to the Company.

- CGNU plc caused the Company to purchase reinsurance protection with National Indemnity Company (the NICO Cover) for $1,114.8 million in cash. Pursuant to the NICO Cover, the Company obtained $2.5 billion in total coverage against its asbestos, environmental and certain other latent exposures and ceded net nominal loss reserves of $747.6 million. Additionally, CGNU plc caused the Company to purchase reinsurance protection with General Reinsurance Corporation (the GRC Cover) for $275.0 million in cash. Pursuant to the GRC Cover, the Company obtained $400.0 million of adverse development coverage on accident year 2000 and prior losses and ceded $170.0 million of loss reserves.

On June 1, 2001, CGNU plc completed its previously announced sale of its U.S. property and casualty insurance operations to White Mountains. The purchase price was $2,114.3 million of which $260.0 million consisted of a Seller Note issued by White Mountains to CGNU plc, with the balance paid in cash. The Seller Note has an eighteen month term and bears interest at a rate equal to 50 basis points over the rate on White Mountains' revolving loan facility. The Seller Note may be settled in cash, or at White Mountains' option, with shares valued at $245.00 per share.


                                   ----------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

On June 1, 2001 a wholly-owned subsidiary of White Mountains Insurance Group, Ltd. (White Mountains) acquired CGU Corporation (CGU or the Company) from London-based CGNU plc. The consolidated financial statements of the Company as of and for the five months ended May 31, 2001, for the six months ended June 30, 2000 and as of and for the year ended December 31, 2000 were prepared in their entirety under the direction of the former management of the Company, and for the benefit of, CGNU plc.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (U.S. GAAP) requires management to make estimates and assumptions, which are based on information known as of the date the financial statements are prepared and issued, that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results can differ from those estimates, particularly with respect to loss and loss adjustment expense reserves, as further information subsequently unfolds. The Company's financial results for the year ended December 31, 2000 included $818.0 million of loss and loss adjustment expenses related to events that were determined to have occurred in prior accident years. For further discussion of this adverse development on prior accident years, see Exhibits 99(w) and 99(z).

These historic financial statements are not necessarily indicative of financial results expected in future periods and should be read in conjunction with the audited consolidated financial statements of the Company for the years ended December 31, 2000, 1999 and 1998 included in this Form 8-K as Exhibit
No. 99(w).

On September 25, 2000, in connection with its pending acquisition by White Mountains, the Company determined that it would sell its life insurance operations, its Canadian property and casualty operations and certain other non-insurance operations to its parent, CGNU plc, immediately prior to White Mountains' acquisition of the Company on June 1, 2001. Accordingly, these discontinued operations have been excluded from the Company's continuing operations herein.

On June 1, 2001, in conjunction with the sale of the Company's U.S. property and casualty insurance operations, CGNU plc caused the Company to purchase $2.5 billion in reinsurance protection for its asbestos, environmental and certain other latent exposures with National Indemnity Company (the NICO Cover) and $400.0 million of adverse loss development reinsurance protection with General Reinsurance Corporation (the GRC Cover).

RESULTS OF OPERATIONS--FIVE MONTHS ENDED MAY 31, 2001 COMPARED TO SIX MONTHS ENDED JUNE 30, 2000

The discussion which follows describes the results of operations for the periods presented in the consolidated financial statements presented herein.
Discussion and analysis below for 2001 is for the five months ended May 31, the date prior to the sale of the Company's U.S. property and casualty operations; whereas the period presented for 2000 includes the month of June. The discussion and analysis below does not include the effects of the NICO Cover and the GRC Cover because such covers were not in effect until June 1, 2001.

CGU reported net income from continuing operations of $55.6 million for the five months ended May 31, 2001 compared to net income from continuing operations of $99.8 million for the six months ended June 30, 2000. The decrease in income from continuing operations is mainly due to the increases in loss and loss adjustment expenses through the five months ended May 31 and other underwriting expenses incurred during 2001 as further described below. The combined ratio, calculated excluding the effects the NICO Cover and the GRC Cover, for the five months ended May 31, 2001 was 123%. CGU's reported combined ratio for the six months ended June 30, 2000 was 106%.

Net written premiums for the five months ended May 31, 2001 were $1,758.7 million, compared to $2,274.4 million for the six months ended June 30, 2000. The decrease in written premiums is due principally to the inclusion of results for the month of June in the 2000 period presented. Written premiums during June 2000 were $381.2 million. The decrease in net written premium also reflects the effect of management's decision not to renew accounts, such as certain commercial lines policies, considered to have performed poorly, as well as the beginning effects of certain actions taken at the behest of White Mountains subsequent to White Mountains' agreement to purchase the Company to terminate underperforming accounts and agents and re-underwrite the book of business. Comparison of written premiums for the five months ended May 31, 2001 and the five months ended May 31, 2000 represents a decrease of $134.5 million, including a $68.0 million decrease in commercial lines written premiums relating primarily to the non-renewal of National Accounts and National Programs business. Earned insurance premiums for the five months ended May 31, 2001 were $1,906.9 million, compared to $2,157.0 million for the six months ended June 30, 2000. The decrease in earned premiums is due to the inclusion of an additional month of earned premium in the 2000 period presented. Earned premiums during June 2000 were $361.8 million. The decrease as a result of the inclusion of one less month in the 2001 preiod presented was offset in part by the recognition of earned premiums that had been written in the prior year. Comparison of earned premiums for the five months eneded May 31, 2001 and the five months ended May 31, 2000 represents an increase of $111.7 million

Loss and loss adjustment expenses were $1,571.1 million for the five months ended May 31, 2001, compared to $1,640.5 million for the six months ended June 30, 2000. The decrease in loss and loss adjustment expenses is due to the inclusion of $305.9 million for the month of June in the 2000 period presented. This decrease was partially offset by the impact of using higher selected loss ratios to establish reserves for "long-tail" coverages in 2001 as compared to 2000. For some lines of business, such as "long-tail" coverages, claims data reported in the early development of an accident year are often too limited to provide a meaningful basis for analysis due to the delay in reporting of claims. For this type of business, the Company uses a selected loss ratio for the initial accident year or years. The selected loss ratio is chosen based upon information used in pricing policies for that line of business, as well as any publicly available industry data, such as industry pricing, experience and trends, for that line of business. Selected loss ratios used to set reserves in 2001 reflected management's expectation of higher losses on policies written in 2001 in its workers compensation and general liability lines as a result of adverse development experienced in those lines during 2000. On an overall basis, the loss ratio for the five months ended May 31, 2001 was 82.4% compared to 74.2% for the five months ended May 31, 2000.

Other underwriting expenses for the five months ended May 31, 2001 were $783.5 million, compared to $642.6 million for the six months ended June 30, 2000. Despite the comparison of five months to six months, with $109.6 million of other underwriting expenses incurred during June 2000, other underwriting expenses increased $140.9 million. This increase also resulted from the recording of pretax adjustments of (i) $110.4 million to establish a liability relating to obligations associated with assigned risk exposures in New York in response to changes in the New York Automobile Insurance Plan and fees charged by Limited Assigned Distribution servicing carriers, (ii) $42.0 million in allowances for doubtful accounts on insurance balances receivable relating to uncollectible receivables due from agents that had been terminated and (iii) $18.0 million of liabilities relating to premium deficiency reserves on unearned premium as of May 31, 2001 associated with the Company's National Accounts and National Programs. This increase also resulted from the immediate recognition in 2001 of $47.3 million in premium deficiency reserves due to poor underwriting results experienced during 2001.

Net investment income totaled $229.2 million for the five months ended May 31, 2001, compared to $243.3 million for the six months ended June 30, 2000. A $37.0 million decrease due to the inclusion of one additional month in the 2000 period was partially offset by an increase resulting from a decision made by the Company during the 2000 fourth quarter and 2001 first quarter to liquidate a large portion of its common equity portfolio in favor of additional investments in fixed maturities.

Net realized gains from sales of investment securities and other investments totaled $362.3 million for the five months ended May 31, 2001, compared to $43.0 million for the six months ended June 30, 2000. The $319.3 million increase resulted from the sale of a large portion of the Company's common equity portfolio during the 2001 first quarter. The Company recognized $733.4 million as proceeds from the sale of common equity securities and purchased $3.5 billion of fixed maturity investments during the first quarter of 2001, compared to $282.0 million and $1.2 billion, respectively, in the first quarter of 2000.

Interest expense for the five months ended May 31, 2001 was $32.7 million, compared to $36.4 million for the six months ended June 30, 2000. This $3.7 million decrease primarily resulted from the inclusion of one less month in the 2001 period compared to the 2000 period.

Income tax expense for the five months ended May 31, 2001 of $55.5 million represented an effective tax rate of 50.0%. The Comapny's income tax expense of $24.0 million for the six months ended June 30, 2000 represented an effective tax rate of 19.4%. The Company's effective tax rate for the five months ended May 31, 2001 was greater than the statutory rate of 35% primarily as a result of establishing deferred tax valuation allowances during the period. The Comany's effective tax rate for the six months ended June 30, 2000 was less than the statutory rate of 35% due to the effects of tax exempt interest on certain fixed maturity securities and dividends received deductions on dividends relating to certain equity securities.

LIQUIDITY AND CAPITAL RESOURCES

The Company's primary sources of cash are premiums, investment income, reinsurance recoveries on paid losses, and proceeds from investment sales and maturities. The Company's primary uses of cash are claims payments, underwriting and other operating expenses, commissions and other acquisition costs, taxes and purchases of investment securities. The fixed maturity portfolio of the Company at May 31, 2001 consisted primarily of publicly traded, investment grade corporate debt securities, U.S. government and agency securities and mortgage-backed securities.

The Company maintains a portion of its investment portfolio in highly liquid, short-term securities to provide for its immediate cash needs.

On June 1, 2001, the Company repaid its $1.1 billion intercompany term note with CGNU immediately prior to its acquisition by White Mountains.

On June 1, 2001, CGNU plc made a $200.0 million cash contribution to the Company immediately prior to its acquisition by White Mountains.

On June 1, 2001, in conjunction with the acquisition, CGNU plc caused the Company to purchase the NICO Cover for $1,114.8 million in cash. Pursuant to the NICO Cover, OneBeacon obtained $2.5 billion in total coverage against its asbestos, environmental and certain other latent exposures and ceded net nominal loss reserves of $747.6 million.

On June 1, 2001, in conjunction with the acquisition, CGNU plc caused the Company to purchase the GRC Cover for $275.0 million in cash. Pursuant to the GRC Cover, the Company obtained $400.0 million of adverse development coverage.

The Company's ability to pay dividends to its shareholder is dependent on the receipt of dividends from its insurance subsidiaries. In a given calendar year, the Company's insurance subsidiaries can generally dividend the greater of 10% of their statutory surplus at the beginning of the year or the prior year's statutory net income without prior regulatory approval subject to the availability of unassigned funds (the statutory accounting equivalent of retained earnings). Larger dividends can be paid only upon regulatory approval.

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